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                                                                     EXHIBIT 11


                   AMERICAN AIRCARRIERS SUPPORT, INCORPORATED
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (Unaudited)

                                                   Three months     Three months      Nine months      Nine months
                                                       Ended            Ended            Ended            Ended
                                                   September 30,    September 30,    September 30,    September 30,
                                                       1998             1997             1998             1997
                                                   -------------    -------------    -------------    -------------

Pro forma data: *

Net income as reported                               $2,292,150       $1,213,881       $4,888,523       $2,993,208
Pro forma income tax expense                            916,860          485,552        1,955,409        1,197,283
                                                     ----------       ----------       ----------       ----------
Pro forma net income                                 $1,375,290       $  728,329       $2,933,114       $1,795,925
                                                     ==========       ==========       ==========       ==========


Pro forma basic earnings per share                   $     0.22       $     0.18       $     0.58       $     0.44
                                                     ==========       ==========       ==========       ==========
Pro forma diluted earnings per share                 $     0.22       $     0.18       $     0.58       $     0.44
                                                     ==========       ==========       ==========       ==========

Pro forma weighted average shares outstanding:

    Basic                                             6,311,957        4,100,000        5,087,179        4,100,000
                                                     ==========       ==========       ==========       ==========
    Diluted                                           6,311,957        4,100,000        5,087,179        4,100,000
                                                     ==========       ==========       ==========       ==========



* Reference note 2 for additional calculations.